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                                   23.(d)(6)a
            Amendment to Sub-Advisory Agreement - JPMorgan Core Bond

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                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                        JPMORGAN INVESTMENT ADVISORS INC.

THIS AMENDMENT is made as of May 1, 2007 to the Sub-Advisory Agreement dated May 1, 2002, as amended, between Transamerica Fund Advisors, Inc. and JPMorgan Investment Advisors Inc., on behalf of AEGON Bond (the "Portfolio"), a separate series of AEGON/Transamerica Series Trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

     FUND NAME CHANGE. Any references to AEGON Bond are revised to mean JPMorgan Core Bond, in response to the name change of the Portfolio, effective May 1, 2007.

In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Senior Vice President,
                                               Secretary, and General Counsel


                                        JPMORGAN INVESTMENT ADVISORS INC.


                                        By: /s/ Danielle Azua
                                            ------------------------------------
                                        Name: Danielle Azua
                                        Title: Vice President


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